EXHIBIT 4.13

Dated 20 November  2007

SUNRAY NAVIGATION INC.

- and -

NATIONAL BANK OF GREECE S.A.
as Lender

__________________________

LOAN AGREEMENT
__________________________

relating to a term loan facility of up to $33,176,250
to part-finance the construction and acquisition cost
of one 37,000 metric tons deadweight
Handymax product chemical tanker having
Hull No. 2191 currently under construction
at Hyundai Mipo Dockyard, Ulsan, Korea

Clause		Page

1	INTERPRETATION	1

2	FACILITY	12

3	DRAWDOWN	12

4	INTEREST	13

5	INTEREST PERIODS	14

6	DEFAULT INTEREST	15

7	REPAYMENT AND PREPAYMENT	15

8	CONDITIONS PRECEDENT	17

9	REPRESENTATIONS AND WARRANTIES	18

10	GENERAL UNDERTAKINGS	20

11	CORPORATE UNDERTAKINGS	22

12	INSURANCE	23

13	SHIP COVENANTS	28

14	SECURITY COVER	31

15	PAYMENTS AND CALCULATIONS	33

16	APPLICATION OF RECEIPTS	33

17	APPLICATION OF EARNINGS	34

18	EVENTS OF DEFAULT	35

19	FEES AND EXPENSES	38

20	INDEMNITIES	39

21	NO SET-OFF OR TAX DEDUCTION	41

22	ILLEGALITY, ETC	41

23	INCREASED COSTS	42

24	SET OFF	43

25	TRANSFERS AND CHANGES IN LENDING OFFICES	43

26	VARIATIONS AND WAIVERS	44

27	NOTICES	44

28	SUPPLEMENTAL	46

29	LAW AND JURISDICTION	46

EXECUTION PAGE		48

SCHEDULE 1 DRAWDOWN NOTICE		49

SCHEDULE 2		50

CONDITION PRECEDENT DOCUMENTS		50

THIS AGREEMENT is made on 20 November 2007

BETWEEN:

(1)
SUNRAY NAVIGATION INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960 , Republic of the Marshall Islands (the “Borrower”); and

(2)	NATIONAL BANK OF GREECE S.A. acting through its branch at 2 Bouboulinas Street & Akti Miaouli, 185 35 Piraeus, Greece (the “Lender”)

BACKGROUND

The Lender has agreed to make available to the Borrower a term loan facility of up to the lesser of (a) $33,176,250, (b) 75 per cent. of the Contract Price of the Ship and (c) 75 per cent. of the Market Value of the Ship (as determined by the valuations referred to at paragraph 6 of Schedule 2, Part C), for the purpose of part-financing the construction and acquisition cost of the ship, known as Hull No. 2191 which is to be constructed by the Builder and purchased by the Borrower.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5 in this Agreement:

“Advance” means the principal amount of each borrowing by the Borrower under this Agreement being:

(a)	an amount of up to $3,981,150 to be made available to the Borrower for the purpose of refinancing part of the first instalment paid pursuant to the Shipbuilding Contract (the “First Advance”);

(b)	an amount of up to $3,981,150 to be made available to the Borrower for the purpose of part-financing the second instalment payable pursuant to the Shipbuilding Contract (the “Second Advance”);

(c)
an amount of up to $7,077,600 to be made available to the Borrower for the purpose of part-financing the third instalment payable pursuant to the Shipbuilding Contract upon steel-cutting of the Ship (the “Third Advance”);

(d)
an amount of up to $7,077,600 to be made available to the Borrower for the purpose of part-financing the fourth instalment payable pursuant to the Shipbuilding Contract upon keel-laying of the Ship (the “Fourth Advance”);

(e)
an amount of up to $5,529,375 to be made available to the Borrower for the purpose of part-financing the fifth instalment payable pursuant to the Shipbuilding Contract upon launching of the Ship (the “Fifth Advance”); and

(f)
an amount of up to $5,529,375 to be made available to the Borrower for the purpose of part-financing the sixth instalment payable pursuant to the Shipbuilding Contract upon delivery of the Ship (the “Sixth Advance”), and in the plural means all of them;

“Approved Flag”  means such flag as the Lender may in its sole and absolute discretion, approve as the flag on which the Ship shall be registered;

“Approved Flag State”  means any country in which the Lender may in its sole and absolute discretion, approve that such Ship be registered;

“Approved Manager” means any company which the Lender may approve from time to time to be the manager of the Ship;

“Approved Manager’s Undertaking”  means a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the Approved Manager serving as the manager of the Ship and subordinating the rights of the Approved Manager against the Ship and the Borrower to the rights of the Lender under the Finance Documents in such form as the Lender may approve or require;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)	the earlier of (A) 29 April 2011 and (B) the Delivery Date in respect of the Ship;

   (or, such later date as the Lender may agree with the Borrower); or

(b)	if earlier, the date on which the Lender’s obligation to make the Loan is cancelled or terminated;

“Balloon Instalment” has the meaning given in Clause 7.1(b);

“Builder”  means Hyundai Mipo Dockyard Co., Ltd., a company incorporated in the Republic of Korea with its principal office at 1381, Bangeo-Dong, Dong-Ku, Ulsan, Korea;

“Business Day”  means a day on which banks are open in London, Athens, Piraeus and the  Republic of Korea and, in respect of a day on which a payment is required to be made under a Finance Document, also in Brussels and New York City;

“Charterparty Assignment”  means, in relation to the Ship, an assignment of the rights of the Borrower under any time charterparty which is of or exceeds or is capable of exceeding 12 months in duration executed or to be executed by the Borrower in such form as the Lender may approve or require;

“Contract Price”  means, the aggregate amount payable by the Borrower to the Builder pursuant to the Shipbuilding Contract;

“Contractual Currency” has the meaning given in Clause 20.4;

“Corporate Guarantee”  means the guarantee of the obligations of the Borrower under this Agreement and the Finance Documents to which they are a party, executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Lender in such form as the Lender may approve or require;

“Corporate Guarantor” means Omega Navigation Enterprises Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960 Marshall Islands;

“Delivery Date”  means the date on which title to and possession of the Ship is transferred from the Builder to the Borrower pursuant to the Shipbuilding Contract;

“Dollars” and “$”  means the lawful currency for the time being of the United States of America;

“Drawdown Date”  means, in relation to each Advance, the date requested by the Borrower for that Advance to be made, or (as the context requires) the date on which that Advance is actually made;

“Drawdown Notice”  means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

“Earnings”  mean all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower and which arise out of the use or operation of the Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Borrower in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person (which may only be effected with the prior consent of the Lender in accordance with Clause 13.15), that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Account” means an account in the name of the Borrower with the Lender in Piraeus designated “Sunray Navigation Inc. - Earnings Account”, or any other account (with that or another office of the Lender) which is designated by the Lender as the Earnings Account for the purposes of this Agreement;

“Environmental Claim”  means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident”  means:

(a)	any release of Environmentally Sensitive Material from the Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or the Borrower who owns the Ship and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where the Borrower who owns the Ship and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law”  means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material”  means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 18.1;

“Final Maturity Date” means the earlier of (i) the date falling 120 months after the Delivery Date and (ii) 29 April 2021;

“Finance Documents”  means:

(a)	this Agreement;

(b)	the Retention Account Pledge;

(c)	the Corporate Guarantee;

(d)	the Predelivery Security Assignment;

(e)	the Mortgage;

(f)	the General Assignment;

(g)	any Charterparty Assignments; and

(h)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower, the Corporate Guarantor or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness”  means, in relation to a person (the “debtor”),  a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

“GAAP”  means generally accepted accounting principles as from time to time in effect in the United States of America;

“General Assignment”  means, a general assignment of the Earnings, the Insurances and any Requisition Compensation in such form as the Lender may approve or require;

“Group” means the Borrower, the Corporate Guarantor, the Approved Manager (provided that the Approved Manager is a member of the Group) and all other companies with the same beneficial ownership as the Borrower and/or belonging to the same holding company structure (as the case may be) and their subsidiaries and “member of the Group” shall be construed accordingly;

“Insurances”  means:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

   “Interest Period”  means a period determined in accordance with Clause 5;

“ISM Code” means:

(a)
‘The International Management Code for the Safe Operation of Ship and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’, adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4 November 1993 and incorporated on 19 May 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing  the ISM Code, including without limitation, the ‘Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations’ produced by the International Maritime Organisations pursuant to Resolution A.788(19) adopted on 25 November 1995, as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes, in relation to the Ship:

(a)	the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to the Ship within the periods specified by the ISM Code; and

(b)	all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require; and

(c)
any other documents which are prepared or which are otherwise relevant to establish and maintain the Ship’s compliance or the compliance of the Borrower, with the ISM Code which the Lender may require;

“ISM SMS” means the safety management system for the Ship which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code”  means the “International Code for the Security of Ships and of Port Facilities” as adopted on 12 December 2002 by resolution 2 of the Conference of Contracting Governments to the International Convention for the Safety of Life at Sea, 1974;

“Lender” means the National Bank Of Greece S.A. acting through its branch at 2 Bouboulinas Street & Akti Miaouli, 185 35 Piraeus, Greece;

   “LIBOR”  means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Reuters BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, “Reuters BBA Page LIBOR 01” means the display designated as “Reuters BBA Page LIBOR 01” on the Reuters Money News Service or such other page as may replace BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on Reuters BBA Page LIBOR 01, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) at which deposits in Dollars are offered to the Reference Bank by leading banks in the London Interbank Market at the request of the Reference Bank at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan”  means the principal amount for the time being outstanding under this Agreement;

“Major Casualty”  means, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $250,000 or the equivalent in any other currency;

“Margin”  means:

(a)	in relation to all Advances during the period commencing on the Drawdown Date of the First Advance and ending on the Drawdown Date of the Sixth Advance, 0.90 per cent. per annum; and

(b)
at all times after the Drawdown Date of the Sixth Advance, in respect of that part of the Loan which is constituted by (i) the repayment instalments referred to in clause 7.1(a), 0.90 per cent. per annum and (ii) the Balloon Instalment, 1 per cent. per annum;

“Market Value” means the market value of the Ship determined in accordance with Clause 14.4;

“Material Adverse Change Warranty Letter” means a letter to be issued by the Borrower and the Corporate Guarantor on each Drawdown Date in which they confirm that, as at that Drawdown Date, here has been no material adverse change in the financial position, state of affairs or prospects of the Borrower, the Corporate Guarantor and the Group since the date of acceptance by the Borrower of the Lender’s commitment letter (being 28 September 2007);

“Mortgage”  means the first preferred or priority ship mortgage on the Ship and, if required pursuant to the laws of the applicable Approved Flag State, a deed of covenant collateral thereto in such form as the Lender may approve or require;

“Negotiation Period”  has the meaning given in Clause 4.6;

“Payment Currency”  has the meaning given in Clause 20.4;

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 12 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to the Lender in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

   “Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above;

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

   and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Predelivery Security Assignment”  means an assignment of the Shipbuilding Contract and of the Refund Guarantee executed or to be executed by the Borrower in such form as the Lender may approve or require;

“Quotation Date”  means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Reference Bank”  means National Bank of Greece S.A. acting through its branch at 75 King William Street, London EC4N 7BE, England;

“Refund Guarantee”  means, in relation to the Ship, the irrevocable and unconditional letter of guarantee dated 21 June 2007 issued by the Refund Guarantor in favour of the Borrower in respect of the instalments payable under the Shipbuilding Contract in such form as the Lender may approve or require;

“Refund Guarantor” means The Export-Import Bank of Korea, a company incorporated in the Republic of Korea or such other bank or financial institution as the Lender may consent to be the issuer of a Refund Guarantee;

“Related Company” of a person means any subsidiary of such person, any company or other entity of which such person is a subsidiary and any subsidiary of any such company or entity;

“Relevant Person”  means the Borrower, any member of the Group, the Borrower’s Related Companies, any other Security Party and any other Security Party’s Related Company;

“Repayment Date”  means a date on which a repayment is required to be made under Clause 7;

“Requisition Compensation”  includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Retention Account” means an account in the name of the Borrower with the Lender in Piraeus designated “Sunray Navigation Inc. - Retention Account”, or any other account (with that or another office of the Lender) which is designated by the Lender as the Retention Account for the purposes of this Agreement;

“Retention Account Pledge” means a pledge agreement creating security of the Retention Account to be executed by the Borrower in favour of the Lender in such form and terms as the Lender may approve or require in its sole discretion;

“Secured Liabilities”  means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest”  means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party”  means the Borrower, the Corporate Guarantor, the Approved Manager and any other person who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents”;

“Security Period”  means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrower and the Security Parties that:

(a)	all amounts which have become due for payment by the Borrower or any other Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	neither the Borrower nor any other Security Party has any future or contingent liability under Clause 19, 20 or 21 or any other provision of this Agreement or another Finance Document; and

(d)
the Lender does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Ship”  means the Handymax product chemical tanker of approximately 37,000 metric tons deadweight which is to be constructed by the Builder for the Borrower pursuant to the Shipbuilding Contract currently having Hull No. 2191 and which is to be purchased by the Borrower and registered, on the Delivery Date in its name under an Approved Flag in accordance with the laws of the applicable Approved Flag State;

“Shipbuilding Contract”  means, the Shipbuilding Contract  dated 15 June 2007 made between the Builder and the Borrower for the construction by the Builder of the Ship for the Borrower and its purchase by the Borrower (as the same may be supplemented and amended from time to time;

“Total Loss”  means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the Borrower’s full control;

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the Borrower’s full control;

   “Total Loss Date”  means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred.

1.2	Construction of certain terms. In this Agreement:

“approved”  means, for the purposes of Clause 12, approved in writing by the Lender;

“asset”  includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company”  includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability”  means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document”  includes a deed; also a letter, fax or telex;

“excess risks”  means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense”  means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law”  includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its security council;

“legal or administrative action”  means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability”  includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months”  shall be construed in accordance with Clause 1.3;

“obligatory insurances”  means all insurances effected, or which the Borrower is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;

“person”  includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks”  means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or (with respect to Insurances commencing on or after 1/11/1995) clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation”  includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary”  has the meaning given in Clause 1.4;

“successor”  includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, in entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person;

“tax”  includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks”  includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or (with respect to Insurances commencing on or after 1/11/1995) clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3
Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

   and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

   and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)
references in Clause 1.1 to a Finance Document or any other document being in the form of a particular appendix include references to that form with any modifications to that form which the Lender approves or reasonably requires;

(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement the Lender shall make available to the Borrower a loan facility of up to $33,176,250 divided into six Advances.

2.2	Purpose of Loan. The Borrower undertakes with the Lender to use each Advance only for the purpose stated in the preamble to this Agreement.

3	DRAWDOWN

3.1
Request for Advance.  Subject to the following conditions, the Borrower may request an Advance to be made by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (Athens time) 3 Business Days prior to the intended Drawdown Date.

3.2	Availability. The conditions referred to in Clause 3.1 are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period;

(b)	the amount of each Advance shall not exceed:

(i)
in the case of the First Advance, an amount up to $3,981,150 to be made available to the Borrower for the purpose of refinancing  part of the first instalment paid pursuant to the Shipbuilding Contract;

(ii)
in the case of the Second Advance, an amount up to $3,981,150 to be made available to the Borrower for the purpose of part-financing the second instalment payable on the date falling 180 days after the date of the Shipbuilding Contract pursuant to the Shipbuilding Contract;

(iii)
in the case of the Third Advance, an amount up to $7,077,600 to be made available to the Borrower for the purpose of part-financing the third instalment payable pursuant to the Shipbuilding Contract upon steel-cutting of the Ship;

(iv)
in the case of the Fourth Advance, an amount up to $7,077,600 to be made available to the Borrower for the purpose of part-financing the fourth instalment payable pursuant to the Shipbuilding upon the laying of the first keel block of the Ship;

(v)
in the case of the Fifth Advance, an amount up to $5,529,375 to be made available to the Borrower for the purpose of part-financing the fifth instalment payable pursuant to the Shipbuilding Contract upon launching of the Ship; and

(vi)
in the case of the Sixth Advance, an amount up to $5,529,375 to be made available to the Borrower for the purpose, of part-financing the sixth instalment payable pursuant to the Shipbuilding Contract upon delivery of the Ship,

Provided always that the total amount of the Loan shall not exceed the lower of (i) $33,176,250, (ii) 75 per cent. of the Contract Price of the Ship or (iii) 75 per cent. of the Market Value of the Ship.

3.3	Drawdown Notice irrevocable. A Drawdown Notice must be signed by a an authorised person of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4
Disbursement of Advance.  Subject to the terms of this Agreement, the Lender shall on each Drawdown Date make available the relevant Advance to the Borrower by paying the proceeds thereof to the Builder which the Borrower specifies in the Drawdown Notice (save for the First Advance which shall be made available to the Borrower in accordance with Clause 3.2(b)(i)), and the Borrower hereby unconditionally and irrevocably authorises the Lender to make such payment on its behalf.

3.5
Disbursement of Advance to third party.  The payment by the Lender under Clause 3.4 to the Builder shall constitute the making of an Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to the Lender in an amount equal to that Advance.

4	INTEREST

4.1	Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan, in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.2
Normal rate of interest.  Subject to the provisions of this Agreement, the rate of interest on the Loan in respect of an Interest Period shall be the aggregate of (a) the applicable Margin and (b) LIBOR for that Interest Period.

4.3
Payment of accrued interest.  In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4
Notification of market disruption.  The Lender shall promptly notify the Borrower if no rate is quoted on Reuters BBA page LIBOR01 or if for any reason both the Lender and the Reference Bank is unable to obtain Dollars in the London Interbank Market in order to fund the Loan (or any part of it) or an Advance during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5
Suspension of drawdown.  If the Lender's notice under Clause 4.4 is served before an Advance is made, the Lender's obligation to make that Advance shall be suspended while the circumstances referred to in the Lender's notice continue.

4.6	Negotiation of alternative rate of interest. If the Lender’s notice under Clause 4.4 is served after an Advance is made, the Borrower and the Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.4 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund the Loan during the Interest Period concerned.

4.7
Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.8
Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the Loan plus the applicable Margin; and the procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.9
Notice of prepayment.  If the Borrower does not agree with an interest rate set by the Lender under Clause 4.8, the Borrower may give the Lender not less than 15 Business Days' notice of its intention to prepay at the end of the interest period set by the Lender.

4.10
Prepayment.  A notice under Clause 4.9 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the applicable Margin.

4.11	Application of prepayment. The provisions of Clause 7 shall apply in relation to the prepayment.

5	INTEREST PERIODS

5.1
Commencement of Interest Periods.  The first Interest Period applicable to each Advance shall commence on the Drawdown Date relative to that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2	Duration of normal Interest Periods. Subject to Clauses 5.3 and 5.4, each Interest Period shall be:

(a)	1, 3, 6, 9 or 12 months as notified by the Borrower to the Lender not later than 11.00 a.m. (Athens time) 3 Business Days before the commencement of the Interest Period; or

(b)
in the case of the first Interest Period applicable to the second and each subsequent Advance, a period ending on the last day of the then current Interest Period for that Advance, whereupon all of the Advances shall be consolidated and treated as a single Advance;

(c)	3 months, if the Borrower fails to notify the Lender by the time specified in paragraph (a); or

(d)	such other period as the Lender may agree with the Borrower.

5.3	Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

5.4
Non-availability of matching deposits for Interest Period selected.  If, after the Borrower has selected and the Lender has agreed an Interest Period longer than 3 months, the Lender notifies the Borrower by 11.00 a.m. (Athens time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months duration.

6	DEFAULT INTEREST

6.1
Payment of default interest on overdue amounts.  If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this Clause 6.1) on its due date for payment under any of the Finance Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Lender, on the due date for payment and thereafter on 30 June and 31 December in each calendar year.  Each of such periods for the calculation of interest (other than the first, which shall commence on the due date for payment) shall commence on the last day of the preceding period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Lender) of (a) three per cent. (3%) per annum  and (b) LIBOR for such period. Such interest shall be due and payable on 30 June and 31 December in each calendar year and each such day shall, for the purposes of this Agreement, be treated as the final day of an Interest Period in respect of that amount. The Borrower hereby specifically acknowledges and agrees that the rate of default interest payable pursuant to this Clause 6.1 on any amount which is not paid on its due date shall be the aggregate (as determined by the Lender ) of (a) three per cent. (3%) per annum and (b) LIBOR for the relevant period and that such interest shall also be determined and payable on 30 June and 31 December in each calendar year.  If, for the reasons specified in Clause 4.4, the Lender is unable to determine a rate in accordance with the foregoing provisions of this Clause 6.1, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Lender to be three per cent. (3%) per annum above the  cost of funds to the Lender.

7	REPAYMENT AND PREPAYMENT

7.1	Amount of repayment instalments. The Borrower shall repay the Loan by:

(a)	40 equal consecutive three-monthly instalments of $497,650, each; and

(b)	a balloon instalment of $13,270,250 (the “Balloon Instalment”),

Provided that if the principal amount of the Loan drawn down by the Borrower is less than $33,176,250 each repayment instalment and the Balloon Instalment shall be reduced pro rata by an amount in aggregate equal to such undrawn amount.

7.2
Repayment Dates.  The first repayment instalment of in respect of the Loan shall be repaid the earlier of (i) on the date falling 3 months after the Drawdown Date of the Sixth Advance and (ii) 29 July 2011 and each subsequent repayment instalment shall be repaid at 3-monthly intervals thereafter and the last repayment instalment, together with the Balloon Instalment, shall be repaid on the date falling on the earlier of (a) the tenth anniversary of the Drawdown Date of the Sixth Advance and (b) the Final Maturity Date.

7.3	Final Repayment Date. On the final Repayment Date, the Borrower shall additionally pay to the Lender for the account of the Lender all other sums then accrued or owing under any Finance Document.

7.4
Voluntary prepayment.  Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period without penalty or premium pursuant to Clause 7.8.

7.5	Conditions for voluntary prepayment. The conditions referred to in Clause 7.4 are that:

(a)	a partial prepayment shall be $100,000 or a multiple thereof or any other amount mutually agreed between the Borrower and the Lender;

(b)	the Lender has received from the Borrower at least 10 days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)
the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any other Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any other Security Party has been complied with.

7.6
Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.7	Mandatory prepayment. The Borrower shall be obliged to prepay the whole of the Loan:

(a)
if the Borrower transfers, assigns or novates its rights and/or obligations under the Shipbuilding Contract to which it is a party or enters into an agreement before the Delivery Date, on or before the date on which such transfer, assignment or novation takes effect or, as the case may be, the date on which the agreement to sell the Ship becomes effective; or

(b)	if the Ship is sold, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(c)
if the Ship becomes a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss; or

(d)	if any of the following occurs, on demand by the Lender:

(i)	any of the events specified in Article XI of the Shipbuilding Contract occurs; or

(ii)	either the Shipbuilding Contract or the Refund Guarantee is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in force for any reason; or

(iii)
the Shipbuilding Contract is amended or varied without the prior written consent of the Lender except for any such amendment or variation as is permitted by this Agreement or any other relevant Finance Document; or

(iv)	the Ship has not for any reason been delivered to, and accepted by, the Borrower under the Shipbuilding Contract by the end of the Availability Period; or

(v)	there is a change in the ultimate beneficial legal ownership or control of the Borrower from that disclosed to the Lender on or before the date of this Agreement.

7.8
Amounts payable on prepayment.  A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.9	Application of partial prepayment. Each partial prepayment shall be applied pro-rata against the then outstanding repayment instalments referred to in Clause 7.1 and the Balloon Instalment.

7.10	No reborrowing. No amount prepaid may be reborrowed.

8	CONDITIONS PRECEDENT

8.1	Documents, fees and no default. Each Lender’s obligation to make available a Advance is subject to the following conditions precedent:

(a)
that, on or before service of the Drawdown Notice in respect of the First Advance, the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers;

(b)
that, on or before the Drawdown Date in respect of each of the Second, Third, Fourth and Fifth Advances, the Lender receives the documents described in Part B of Schedule 2 in a form and substance satisfactory to it and its lawyers;

(c)
that on or before the Drawdown Date in respect of the Sixth Advance, the Lender receives the documents described in Part C of Schedule 2 (save for the documents described in paragraphs 1 and 2 in Part C of Schedule 2 which shall be delivered by the Borrower to the Lender on the Delivery Date),  in a form and substance satisfactory to it and its lawyers;

(d)	that, on or before service of each Drawdown Notice the Lender has received all accrued commitment commission due and payable pursuant to Clause 19.1;

(e)	that, on or before service of the Drawdown Notice in respect of the first Advance, the Lender has received the arrangement fee referred to in Clause 19.1;

(f)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance;

(ii)
the representations and warranties in Clause 9.1 and those of the Borrower or any other Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	none of the circumstances contemplated by Clause 4.4 has occurred and is continuing; and

(iv)
there has been no material adverse change in the financial position, state of affairs or prospects of the Borrower, any other Security Party or any member of the Group, in the light of which the Lender considers that there is a significant risk that the Borrower or any other Security Party will later become, unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due; and

(g)
that, if the ratio set out in Clause 14.1 were applied immediately following the making of the Sixth Advance, the Borrower would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(h)
that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may request by notice to the Borrower prior to the relevant Drawdown Date.

8.2
Waivers of conditions precedent.  If the Lender, at its discretion, permits an Advance to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 5 Business Days after the relevant Drawdown Date (or such longer period as the Lender may specify).

9	REPRESENTATIONS AND WARRANTIES

9.1	General. The Borrower represents and warrants to the Lender as follows.

9.2	Status. The Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

9.3
Share capital and ownership.  The Borrower has an authorised share capital divided into 500 registered shares of $0.01 each, all of which shares have been issued in registered form and the legal title and beneficial ownership of all those shares is held free of any Security Interest or other claim by the Corporate Guarantor.

9.4	Corporate power. The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Shipbuilding Contract and any addenda thereto;

(b)	to purchase and pay for the Ship and register the Ship in its name under an Approved Flag;

(c)	to execute the Finance Documents to which the Borrower is a party; and

(d)	to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party.

9.5	Consents in force. All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6
Legal validity; effective Security Interests.  The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute the Borrower’s legal, valid and binding obligations enforceable against the Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate,

   subject to any relevant insolvency laws affecting creditors’ rights generally.

9.7	No third party Security Interests. Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance Document:

(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)	no third party will have any Security Interest or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8
No conflicts.  The execution by the Borrower of each Finance Document and the borrowing by the Borrower of the Loan, and the Borrower’s compliance with each Finance Document will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Borrower; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.

9.9
No withholding taxes.  All payments which the Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

9.10	No default. No Event of Default has occurred and is continuing.

9.11
Information.  All information which has been provided in writing by or on behalf of the Borrower or any other Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5; all accounts which have been so provided satisfied the requirements of Clause 10.7; and there has been no material adverse change in the financial position or state of affairs of either the Borrower or any member of the Group which may (in the opinion of the Lender) affect the ability of the Borrower or any other Security Party to comply with the terms of and/or perform its obligations under this Agreement and the Financial Documents.

9.12
No litigation.  No legal or administrative action involving the Borrower (including, without limitation, any action relating to any alleged or actual breach of the ISM Code and the ISPS Code and/or any action relating to the Shipbuilding Contract to which it is a party) has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower’s financial position or profitability.

9.13
Validity and completeness of Shipbuilding Contract. The Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Builder and the Borrower respectively in accordance with its terms; and:

(a)	the copy of the Shipbuilding Contract delivered to the Lender before the date of this Agreement is a true and complete copy; and

(b)	no amendments or additions to the Shipbuilding Contract have been agreed nor has the Borrower waived any of its rights under the Shipbuilding Contract.

9.14
No rebates etc.  There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrower, the Builder or a third party in connection with the purchase of the Ship, other than as disclosed to the Lender in writing on or prior to the date of this Agreement.

9.15	Compliance with certain undertakings. At the date of this Agreement, the Borrower is in compliance with Clauses 10.2, 10.4, 10.9 and 10.13.

9.16	Taxes paid. The Borrower has paid all taxes applicable to, or imposed on or in relation to the Borrower, its business or the Ship.

9.17	ISO 9002. The Borrower will, once it is required to do so by law, obtain ISO 9002 certification.

9.18	ISM Code and ISPS Code compliance. All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, the Approved Manager and the Ship have been complied with.

9.19
No money laundering.  Without prejudice to the generality of Clause 2.2, in relation to the borrowing by the Borrower of the Loan, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account, (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement and (iii) that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10	GENERAL UNDERTAKINGS

10.1	General. The Borrower undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period, except as the Lender may otherwise permit.

10.2	Title; negative pledge. The Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in the Ship, the Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Document;

(b)	not create or permit to arise any Security Interest over any other asset, present or future; and

(c)
procure that its liabilities under the Finance Documents to which it is party do and will rank at least pari passu with all other present and future insecured liabilities, except for Liabilities which are mandatorily preferred by law.

10.3	No disposal of assets. The Borrower will not transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)
any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation if any such debt or debts exceeds in any calendar year, $200,000 (or the equivalent in any other currency) in aggregate.

10.4
No other liabilities or obligations to be incurred.  The Borrower will not incur any liability or obligation, including, without limitation, any Financial Indebtedness, except liabilities and obligations under the Shipbuilding Contract and the Finance Documents which it is a party and liabilities or obligations reasonably incurred in the ordinary course of operating and chartering the Ship.

10.5
Information provided to be accurate.  All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

10.6	Provision of financial statements. The Borrower will send (or procure there are sent) to the Lender:

(a)	as soon as possible, but in no event later than 6 months after the end of each financial year of the Borrower, its audited individual accounts;

(b)	promptly following the request of the Lender, the audited consolidated financial statements of the Group; and

(c)	upon receipt of the Lender’s request, information with respect to the financial standing, commitments, operations and performance of the Borrower, the other members of the Group and the Ship.

10.7	Form of financial statements. All accounts delivered under Clause 10.6 will:

(a)	be prepared in accordance with all applicable laws and GAAP;

(b)
give a true and fair view of the state of affairs of the Borrower or, as the case may be, the Group at the date of those financial statements and of their profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the Borrower or, as the case may be, the Group.

10.8
Shareholder and creditor notices.  In case of an Event of Default, the Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Borrower’s shareholders or creditors or any class of them.

10.9	Consents. The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)	for the Borrower to perform its obligations under any Finance Document and the Shipbuilding Contract;

(b)	for the validity or enforceability of any Finance Document and the Shipbuilding Contract;

(c)	for the Borrower to continue to own and operate the Ship,

   and the Borrower will comply with the terms of all such consents.

10.10	Maintenance of Security Interests. The Borrower will:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11
Notification of litigation.  The Borrower will provide the Lender with details of any legal or administrative action involving the Borrower, any other Security Party, or the Ship, the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to the Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.12
No amendment to Shipbuilding Contracts.  The Borrower will not agree to any amendment, variation or supplement to, or waive or fail to enforce, the Shipbuilding Contract or any of the provisions thereof.

10.13
Principal place of business.  The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated at Clause 27.2(a); and will not establish, or do anything as a result of which it would be deemed to have a place of business in any country other than the Republic of the Marshall Islands and/or Greece.

10.14
Confirmation of no default.  The Borrower will, within 3 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by 2 directors of the Borrower and which:

(a)	states that no Event of Default has occurred; or

(b)	states that no Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.15	Notification of default. The Borrower will notify the Lender as soon as it becomes aware of:

(a)	the occurrence of an Event of Default; or

(b)	any matter which indicates that an Event of Default may have occurred,

   and will keep the Lender fully up-to-date with all developments.

10.16
Ownership.  The Borrower shall procure that there is no change in the legal or beneficial ownership of the shares in the Borrower throughout the Security Period, or any change in the management of the Borrower.

10.17	Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating to:

(a)	the Borrower, the Ship, the Shipbuilding Contract, the Earnings or the Insurances; or

(b)	any other matter relevant to, or to any provision of, a Finance Document; and

(c)	which may be requested by the Lender at any time.

11	CORPORATE UNDERTAKINGS

11.1	General. The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Lender may otherwise permit.

11.2	Maintenance of status. The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

11.3	Negative undertakings. The Borrower will not:

(a)	carry on any business other than the ownership, chartering and operation of the Ship; or

(b)
without the Lender’s prior written consent in case an Event of Default has occurred, pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital; or

(c)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Borrower’s share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected;

(iii)
or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length;

(d)
other than the Earnings Account and the Retention Account, open or maintain any account with any bank or financial institution except accounts with the Lender for the purposes of the Finance Documents;

(e)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(f)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative;

(g)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(h)	acquire any vessel other than the Ship.

12	INSURANCE

12.1
General.  The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 12 at all times during the Security Period (after the Ship has been delivered to it under the Shipbuilding Contract or under any other applicable agreement) except as the Lender may otherwise permit.

12.2	Maintenance of obligatory insurances. The Borrower shall keep the Ship insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)
any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for the Borrower to insure and which are specified by the Lender by notice to the Borrower.

12.3	Terms of obligatory insurances. The Borrower shall effect such insurances:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis of at least the greater of (i) an amount equal to 130 per cent. of the Loan and (ii) the Market Value of the Ship; and

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market (currently $1,000,000,000);

(d)	in relation to protection and indemnity risks, in respect of the full tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.4	Further protections for the Lender. In addition to the terms set out in Clause 12.3, the Borrower shall procure that the obligatory insurances shall:

(a)
whenever the Lender requires name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay

   (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Lender as loss payee with such directions for payment as the Lender may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Lender in respect of any rights or interests (secured or not) held by or available to the Lender in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the Borrower or the Lender) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;

(f)	provide that the Lender may make proof of loss if the Borrower fails to do so;

(g)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Lender, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Lender for 30 days (or 7 days in the case of war risks) after receipt by the Lender of prior written notice from the insurers of such cancellation, change or lapse.

12.5	Renewal of obligatory insurances. The Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance:

(i)
notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	in case of any substantial change in the obligatory insurance, obtain the Lender's approval to the matters referred to in paragraph (i);

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6
Copies of policies; letters of undertaking.  The Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;

(c)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Lender in writing, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the Ship or otherwise, they waive any lien on the policies (including, without limitation, any fleet lien), or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Ship forthwith upon being so requested by the Lender.

12.7	Copies of certificates of entry. The Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship is entered provides the Lender with:

(a)	a certified copy of the certificate of entry for the Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Lender;

(c)
where required to be issued under the terms of insurance/indemnity provided by the Borrower's protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the Borrower in relation to the Ship in accordance with the requirements of such protection and indemnity association; and

(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Ship.

12.8
Deposit of original policies.  The Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

12.9	Payment of premiums. The Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.

12.10	Guarantees. The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11	Restrictions on employment. The Borrower shall not employ the Ship, nor permit her to be employed, outside the cover provided by any obligatory insurances.

12.12
Compliance with terms of insurances.  The Borrower shall not do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.7 (c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)	the Borrower shall not make any changes relating to the classification or classification society or manager or operator of the Ship approved by the underwriters of the obligatory insurances;

(c)
the Borrower shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
the Borrower shall not employ the Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.13	Alteration to terms of insurances. The Borrower shall neither make nor agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

12.14
Settlement of claims.  The Borrower shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and the Borrower shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.15	Provision of copies of communications. The Borrower shall provide the Lender, at the time of each such communication, copies of all written communications between itself and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	the Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

12.16
Provision of information.  In addition, the Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 12.17 below or dealing with or considering any matters relating to any such insurances;

and the Borrower shall, forthwith upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a).

12.17	Mortgagee's interest and additional perils insurances. The Lender shall be entitled from time to time to effect, maintain and renew all or any of the following insurances in such amounts, on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate:

(a)
a mortgagee's interest marine insurance in relation to the Ship in an amount equal to 115 per cent. of the Loan providing for the indemnification of the Lender for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to the Ship or a liability of the Ship or of the Borrower, being a loss or damage which is prima facie covered by an obligatory insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of an allegation concerning:

(i)
any act or omission on the part of the Borrower, of any operator, charterer, manager or sub-manager of the Ship or of any officer, employee or Lender of the Borrower or of any such person, including any breach of warranty or condition or any non-disclosure relating to such obligatory insurance;

(ii)
any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the Borrower, any other person referred to in paragraph (i) above, or of any officer, employee or agent of the Borrower or of such a person, including the casting away or damaging of the Ship and/or the Ship being unseaworthy; and/or

(iii)	any other matter capable of being insured against under a mortgagee's interest marine insurance policy whether or not similar to the foregoing;

(b)
a mortgagee's interest additional perils policy in relation to each Ship in an amount equal to 115 per cent. of the Loan, providing for the indemnification of the Lender against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of the Ship, the imposition of any Security Interest over the Ship and/or any other matter capable of being insured against under a mortgagee's interest additional perils policy whether or not similar to the foregoing, and the Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

12.18
Review of insurance requirements.  The Lender shall be entitled to review the requirements of this Clause 12 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting the Borrower or the Ship and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Borrower may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.

12.19
Modification of insurance requirements.  The Lender shall notify the Borrower of any proposed modification under Clause 12.18 to the requirements of this Clause 12 which the Lender consider appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 12 and shall bind the Borrower accordingly.

12.20
Compliance with mortgagee's instructions.  The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require the Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Borrower implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 12.19.

13	SHIP COVENANTS

13.1
General.  The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 13 at all times during the Security Period (after the Ship has been delivered to it under the Shipbuilding Contract or under any other applicable agreement) except as the Lender may otherwise permit in writing (in the case of Clause 13.13 such permission not to be unreasonably withheld).

13.2
Ship’s name and registration.  The Borrower shall keep the Ship registered in its name under an Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of the Ship.

13.3	Repair and classification. The Borrower shall keep the Ship in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the Ship with the classification specified in Article I, 4(a) of the Shipbuilding Contract with American  Bureau of Shipping or any other classification society, approved by the Lender, which is a member of IACS, free of outstanding or overdue recommendations and conditions of such classification society affecting the Ship’s class; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the relevant Approved Flag State or to vessels trading to any jurisdiction to which the Ship may trade from time to time including but not limited to the ISM Code, the ISPS Code and the ISM Code Documentation.

13.4	Classification society undertaking. The Borrower shall instruct the classification society referred to in Clause 13.3 (and procure that the classification society undertakes with the Lender):

(a)	to send to the Lender, following receipt of a written request from the Lender, certified true copies of all original class records held by the classification society in relation to the Ship;

(b)
to allow the Lender (or its agents), at any time and from time to time, to inspect the original class and related records of the Borrower and the Ship at the offices of the classification society and to take copies of them;

(c)	to notify the Lender immediately in writing if the classification society:

(i)	receives notification from the Borrower or any other person that the Ship’s classification society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of the Ship’s class under the rules or terms and conditions of the Borrower’s or the Ship’s membership of the classification society;

(d)	following receipt of a written request from the Lender:

(i)
to confirm that the Borrower is not in default of any of its contractual obligations or liabilities to the classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)	if the Borrower is in default of any of its contractual obligations or liabilities to the classification society, to specify to the Lender in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the classification society.

13.5
Modification.  The Borrower shall not make any modification or repairs to, or replacement of, the Ship or equipment installed on the Ship which would or might materially alter the structure, type or performance characteristics of the Ship or materially reduce its value.

13.6
Removal of parts.  The Borrower shall not remove any material part of the Ship, or any item of equipment installed on the Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the Ship the property of the Borrower and subject to the security constituted by the Mortgage Provided that the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship.

13.7
Surveys.  The Borrower shall submit the Ship regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender with copies of all survey reports and shall allow the Lender’s representatives to conduct a comprehensive inspection of the Ship’s records when and if required by the Lender.

13.8
Inspection.  The Borrower shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship at all reasonable times (during the pre-delivery and post-delivery period) to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, and all costs and expenses in relation thereto shall be for the account of the Borrower.

13.9	Prevention of and release from arrest. The Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship, the Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship, the Earnings or the Insurances,

and, forthwith upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

13.10	Compliance with laws etc. The Borrower shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, SOLAS, MARPOL all Environmental Laws and all other laws or regulations relating to the Ship, its ownership, operation and management or to the business of the Borrower and the Approved Manager;

(b)	not employ the Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit its to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Lender has been given and the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Lender may require.

13.11	Provision of information. The Borrower shall promptly provide the Lender with any information which it requests regarding:

(a)	the Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to the Ship’s master and crew;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship and any payments made in respect of the Ship;

(d)	any towages and salvages;

(e)	the Borrower’s, the Approved Manager’s or the Ship’s compliance with the ISM Code and the ISPS Code;

and, upon the Lender’s request, provide copies of any current charter relating to the Ship, of any current charter guarantee and of the Document of Compliance, Safety Management Certificate and International Ship Security Certificate of the Ship.

13.12	Notification of certain events. The Borrower shall immediately notify the Lender by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship, any exercise or purported exercise of any lien on the Ship or its Earnings or any requisition of the Ship for hire;

(e)	any intended dry docking of the Ship;

(f)	any Environmental Claim made against the Borrower or in connection with the Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against the Borrower, the Approved Manager or otherwise in connection with the Ship;

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the Borrower’s, the Approved Manager’s or any other person’s response to any of those events or matters.

13.13	Restrictions on chartering, appointment of managers etc. The Borrower shall not:

(a)	let the Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of the Ship for a term which is equal to or exceeds, or which by virtue of any optional extensions may exceed, 12 months;

(c)	enter into any charter in relation to the Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)	charter the Ship otherwise than on bona fide arm’s length terms at the time when the Ship is fixed;

(e)	appoint a manager of the Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager’s appointment;

(f)	de-activate or lay up the Ship; or

(g)
put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $250,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on the Ship or the Earnings for the cost of such work or for any other reason.

13.14
Notice of Mortgage.  The Borrower shall keep the relevant Mortgage registered against the Ship as a valid first priority mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Lender.

13.15	Sharing of Earnings. The Borrower shall not:

(a)	enter into any agreement or arrangement for the sharing of any Earnings;

(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of the Borrower to any Earnings; or

(c)	enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

13.16
Charterparty Assignment.  If the Borrower enters into any time charter (such charter to be in form and substance in all respects acceptable to the Lender) in respect of the Ship after the date of delivery thereof to the Borrower and which is of 12 or more months in duration, or is capable of exceeding 12 or more months in duration, the Borrower shall at the request of the Lender execute in favour of the Lender (and register, if applicable) a Charterparty Assignment in respect of such charter in such form and on such terms as the Lender may require, and shall deliver to the Lender any documents in relation thereto which the Lender may require.

14	SECURITY COVER

14.1	Required security cover. The Borrower hereby undertakes that if (after the Ship has been delivered to it under the Shipbuilding Contract), and so often as, the aggregate of:

(a)	the Market Value of the Ship; and

(b)	the net realisable value of any additional security for the time being actually provided to the Lender pursuant to this Clause 14,

is less than the amount equal to the 120 per cent. of the Loan it will within 1 month after the date on which the Lender's notice is served, either:

(i)
provide, or ensure that a third party provides, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and is documented in such terms as the Lender may approve or require; or

(ii)	prepay such part (at least) of the Loan as will eliminate the shortfall.

14.2
Meaning of additional security.  In Clause 14.1 “security” means a Security Interest over an asset or assets (whether securing the Borrower’s liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit or other security in respect of the Borrower’s liabilities under the Finance Documents.

14.3
Requirement for additional documents.  The Borrower shall not be deemed to have complied with Clause 14.1 (i) above until the Lender has received in connection with the additional security certified copies of documents referred to in paragraphs 3, 4 and 5 of Schedule 2, Part A below and such legal opinions in terms acceptable to the Lender from such lawyers as they may select.

14.4
Valuation of Ship.  The Market Value of the Ship at any date is that shown by the average of valuations prepared by two independent sale and purchase shipbrokers selected by the Lender, each such valuation to be prepared:

(a)	with or without physical inspection of the Ship (as the Lender may require);

(b)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer on a charter free basis;

(c)	in Dollars; and

(d)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale

Provided that  if one such valuation is more than 115 per cent. of the other valuation, then the Lender shall select a third such shipbroker to provide a valuation of the Ship in accordance with this Clause 14.4 and the Market Value of the Ship shall be the arithmetic average of all three such valuations.

14.5
Value of additional security.  The net realisable value of any additional security which is provided under Clause 14.1 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 14.4.

14.6
Valuations binding.  Any valuation under Clause 14.1(i), 14.4 or 14.5 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Lender makes of a security which does not consist of or include a Security Interest.

14.7
Frequency of valuations.  The Borrower acknowledges and agrees that the Lender may commission valuations of the Ship at such times as the Lender shall deem necessary and in any event not less often than once during each 12 month period of the Security Period.

14.8
Provision of information.  The Borrower shall promptly provide the Lender and any shipbroker or expert acting under Clause 14.4 or 14.5 with any information which the Lender or the Shipbroker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by them) consider prudent.

14.9
Payment of valuation expenses.  Without prejudice to the generality of the Borrower’s obligations under Clauses 19.2, 19.3 and 20.3, the Borrower shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause.

15	PAYMENTS AND CALCULATIONS

15.1	Currency and method of payments. All payments to be made by the Borrower to the Lender under a Finance Document shall be made to the Lender:

(a)	by not later than 11.00 a.m. (Athens time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
to the account of the Lender with Citibank N.A., New York, NY, USA (Account No 10928312 under reference “Sunray Navigation Inc. - for Shipping Branch), or to such other account with such other bank as the Lender may from time to time notify to the Borrower.

15.2	Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3
Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4
Lender accounts.  The Lender shall maintain an account or accounts showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any other Security Party.

15.5
Accounts prima facie evidence.  If the account maintained under Clauses 15.4 shows an amount to be owing by the Borrower or a Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

16	APPLICATION OF RECEIPTS

16.1	Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:

(a)	FIRSTLY: in or towards the payment of expenses and all sums other than principal or interest which may be owing to the Lender under the Finance Documents;

(b)	SECONDLY: in or towards the payment of any arrears of interest owing to the Lender hereunder;

(c)	THIRDLY: in or towards the payment of any other sums of money due to the Lender under the Finance Documents;

(d)	FOURTHLY: in or towards the repayment of the Loan (whether the same is due and payable or not);

(e)
FIFTHLY: following the occurrence of an Event of Default, in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrower and the Security Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of this Clause; and

(f)	SIXTHLY: the balance (if any) shall be paid as the Borrower shall direct in writing to the Lender.

16.2
Variation of order of application.  The Lender may, by notice to the Borrower and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3
Notice of variation of order of application.  The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4
Appropriation rights overridden.  This Clause 16 and any notice which the Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any other Security Party.

17	APPLICATION OF EARNINGS

17.1
Payment of Earnings.  The Borrower undertakes with the Lender to ensure that, throughout the Security Period (subject only to the provisions of the relevant General Assignment), all the Earnings of the Ship are paid to the Earnings Account.

17.2
Monthly retentions.  The Borrower undertakes with the Lender to ensure that, on the day falling 1 month after the Drawdown Date of the Sixth Advance and on the same day in each subsequent month, there is transferred to the Retention Account out of the aggregate Earnings received in the Earnings Account during the preceding calendar month:

(a)	one-third of the amount of each repayment instalment falling due under Clause 7.1(a) on the next Repayment Date; and

(b)	the relevant fraction of the aggregate amount of interest on the Loan which is payable on the next due date for payment of interest under this Agreement.

The “relevant fraction” is a fraction of which the numerator is 1 and the denominator the number of months comprised in the then current Interest Period (or, if the period is shorter, the number of months from the later of the commencement of the current Interest Period or the last due date for payment of interest to the next due date for payment of interest under this Agreement).

17.3
Shortfall in Earnings.  If the aggregate Earnings received in the Earnings Account are insufficient in any month for the required amount to be transferred to the Retention Account under Clause 17.2, the Borrower shall make up the amount of the insufficiency on demand from the Lender.

17.4
Application of retentions.  Until an Event of Default occurs, the Lender shall on each Repayment Date and on each due date for the payment of interest under this Agreement apply so much of the then balance on the Retention Account as equals:

(a)	the repayment instalment due on that Repayment Date; or

(b)	the amount of interest payable on that interest payment date;

   in discharge of the Borrower’s liability for that repayment instalment or that interest.

17.5
Interest accrued on Retention Account.  Any credit balance on the Retention Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Lender likely to remain the Retention Account.

17.6
Release of accrued interest.  Interest accruing under Clause 17.5 shall be released to the Borrower on each Repayment Date unless an Event of Default has occurred or the then credit balance on the Retention Account is less than what would have been the balance had the full amount required by Clause 17.2 (and Clause 17.3, if applicable) been transferred in that and each previous month.

17.7	Location of accounts. The Borrower shall promptly:

(a)	comply with any requirement of the Lender as to the location or re-location of the Earnings Account and the Retention Account (or either of them);

(b)
execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Retention Account.

17.8
Debits for expenses etc.  The Lender shall be entitled (but not obliged) from time to time to debit the Earnings Account without prior notice in order to discharge any amount due and payable under Clause 19 or 20 to the Lender or payment of which the Lender has become entitled to demand under Clause 19 or 20.

17.9	Borrower’s obligations unaffected. The provisions of this Clause 17 (as distinct from a distribution effected under Clause 17.4) do not affect:

(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or

(b)	any other liability or obligation of the Borrower or any other Security Party under any Finance Document.

18	EVENTS OF DEFAULT

18.1	Events of Default. An Event of Default occurs if:

(a)
the Borrower or any other Security Party fails to pay when due or (if so payable) on demand within 3 Business Days of such demand and any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 8.2, 10.2, 10.3, 10.16, 11.2, 11.3 or 14.1 or Clause 11.15 (financial covenants) of the Corporate Guarantee; or

(c)
any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b) above) if, in the opinion of the Lender, such default is capable of remedy, and such default continues unremedied 10 Business Days after written notice from the Lender requesting action to remedy the same; or

(d)	any breach by the Borrower or any other Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a), (b) or (c) above); or

(e)
any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or

(ii)	any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress or any form of freezing order; or

(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or

(iv)
a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Relevant Person, or the members or directors of a Relevant Person pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or the Corporate Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or

(v)
a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 30 days of the presentation of the petition; or

(vi)
a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(vii)
any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi) above; or

(viii)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Lender, is similar to any of the foregoing; or

(h)	the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for the Borrower or any other Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

(ii)	for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any official consent necessary to enable the Borrower to own, operate or charter the Ship or to enable the Borrower or any other Security Party to comply with any provision which the Lender considers material of a Finance Document or the Shipbuilding Contract is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)
it appears to the Lender that, without its prior consent, a change has occurred or probably has occurred after the date of this Agreement in the ownership of any of the shares in the Borrower or any other Security Party or in the ultimate control of the voting rights attaching to any of those shares or in the management of the Borrower; or

(l)
any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(m)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(n)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of the Borrower, the Corporate Guarantor or the Group; or

(ii)	any accident or other event involving the Ship or another vessel owned, chartered or operated by a Relevant Person in the light of which the Lender considers that there is a significant risk that the Borrower or any other Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

18.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default:

(a)	the Lender may:

(i)	serve on the Borrower a notice stating that the obligations of the Lender to the Borrower under this Agreement are terminated; and/or

(ii)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii) above, the Lender is entitled to take under any Finance Document or any applicable law; and/or

(b)
the Lender may take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii) above, the Lender is entitled to take under any Finance Document or any applicable law.

18.3	Termination of obligations. On the service of a notice under Clause 18.2(a), all the obligations of the Lender to the Borrower under this Agreement shall terminate.

18.4
Acceleration of Loan.  On the service of a notice under Clause 18.2(b), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any other Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5
Multiple notices; action without notice.  The Lender may serve notices under Clause 18.2 (a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 18.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6	Exclusion of Lender liability. Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty or the wilful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.

18.7
Interpretation.  In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 18.1(g) “petition” includes an application.

19	FEES AND EXPENSES

19.1	Arrangement and commitment fees. The Borrower shall pay to the Lender:

(a)	on the date of this Agreement a non-refundable arrangement fee of $66,350; and

(b)
quarterly in arrears during the period from (and including) date of this Agreement to the earlier of (i) the Drawdown Date in respect of the Sixth Advance and (ii) the last day of the Availability Period and on the last day of that period, a non-refundable commitment fee equal to 0.20 per cent. per annum of the undrawn amount of the Loan.

19.2
Costs of negotiation, preparation etc.  The Borrower shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.3	Costs of variation, amendments, enforcement etc. The Borrower shall pay to the Lender, on the Lender’s demand, the amount of all expenses incurred by the Lender in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lender under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 14 or any other matter relating to such security;

(d)	the opinions of the independent insurance consultant referred to in paragraph 7 of Part C of Schedule 2; or

(e)	any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (e) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.4
Documentary taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender’s demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

19.5
Certification of amounts.  A notice which is signed by an authorised officer of the Lender, which states that a specified amount, or aggregate amount, is due to that Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20	INDEMNITIES

20.1
Indemnities regarding borrowing and repayment of Loan.  The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 6;

(d)	the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 18,

and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.

20.2	Breakage costs. Without limiting its generality, Clause 20.1 covers any claim, expense, liability or loss incurred by the Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

20.3
Miscellaneous indemnities.  The Borrower shall fully indemnify the Lender on its respective demands in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind (“liability items”) which may be made or brought against, or incurred by, the Lender in any country, in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document, other than liability items which are shown to have been caused by the gross negligence or the wilful misconduct of the Lender's or (as the case may be) the Lender’s own officers or employees.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, or any Environmental law.

20.4
Currency indemnity.  If any sum due from the Borrower or any other Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Borrower or any other Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.4, the “available rate of exchange” means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.4 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5
Certification of amounts.  A notice which is signed by two authorised officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	NO SET-OFF OR TAX DEDUCTION

21.1	No deductions. All amounts due from the Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

21.2	Grossing-up for taxes. If the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

21.3
Evidence of payment of taxes.  Within one month after making any tax deduction, the Borrower shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.

21.4
Exclusion of tax on overall net income.  In this Clause 21 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.

22	ILLEGALITY, ETC

22.1	Illegality. This Clause 22 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement or any of the Finance Documents.

22.2	Notification and effect of illegality. On the Lender notifying the Borrower under Clause 22.1, the Lender's obligation to make any further Advance available to the Borrower shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under

Clause 22.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 7.

22.3
Mitigation.  If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23	INCREASED COSTS

23.1	Increased costs. This Clause 23 applies if the Lender notifies the Borrower that it considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)
the effect of complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, is that the Lender (or a parent company of it) has incurred or will incur an “increased cost”, that is to say:

(i)
an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement of funding or maintaining the Loan or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or

(ii)	a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital;

(iii)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or

(iv)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement,

but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.1 or by Clause 21.

For the purposes of this Clause 23.1 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

23.2
Payment of increased costs.  The Borrower shall pay to the Lender, on the Lender's demand, for the account of the Lender the amounts which the Lender from time to time notifies the Borrower that it has specified to be necessary to compensate the Lender for the increased cost.

23.3
Notice of prepayment.  If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 23.2, the Borrower may give the Lender not less than 14 days' notice of their intention to prepay the Loan at the end of an Interest Period.

23.4
Prepayment.  A notice under Clause 23.3 shall be irrevocable and on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the applicable Margin.

23.5	Application of prepayment. Clause 7 shall apply in relation to the prepayment.

24	SET-OFF

24.1	Application of credit balances. The Lender may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2
Existing rights unaffected.  The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3	No Security Interest. This Clause 24 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

25	TRANSFERS AND CHANGES IN LENDING OFFICES

25.1	Transfer by Borrower. The Borrower may not transfer any of its rights, liabilities or obligations under any Finance Document.

25.2	Assignment by Lender. The Lender may assign or transfer all or any of the rights and interests which it has under or by virtue of the Finance Documents by giving notice to the Borrower.

25.3
Rights of assignee.  In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4
Sub-participation; subrogation assignment.  The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of the Borrower and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.5
Disclosure of information.  The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to the Borrower, any other Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.6	Change of lending office. The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:

(a)	the date on which the Borrower receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26	VARIATIONS AND WAIVERS

26.1
Variations, waivers etc. by Lender.  A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or telex, by the Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2
Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time

27	NOTICES

27.1
General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrower:	24 Kaningos St.

Piraeus
Greece

Attention of:	Charilaos Loukopoulos - Executive Vice President

Fax No: +30 210 422 0230

(b)	to the Lender:	The National Bank of Greece S.A.
2 Bouboulinas Street & Akti Miaouli
185 35 Piraeus
Greece

Fax No: +30 210 414 4120

or to such other address as the relevant party may notify the Lender or, if the relevant party is the Lender, the Borrower, the Lender and the Security Parties.

27.3	Effective date of notices. Subject to Clauses 27.4 and 27.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4	Service outside business hours. However, if under Clause 27.3 a notice would be deemed to be served:

(a)	on a day which is not a Business Day in the place of receipt; or

(b)	on such a Business Day, but after 5 p.m. local time;

the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

27.5
Illegible notices.  Clauses 27.4 and 27.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6
Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.7	English language. Any notice under or in connection with a Finance Document shall be in English.

27.8	Meaning of “notice”. In this Clause 27 “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28	SUPPLEMENTAL

28.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to the Lender are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

28.2
Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

28.3	Counterparts. A Finance Document may be executed in any number of counterparts.

28.4	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

29	LAW AND JURISDICTION

29.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

29.2	Exclusive English jurisdiction. Subject to Clause 29.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

29.3	Choice of forum for the exclusive benefit of the Lender. Clause 29.2 is for the exclusive benefit of the Lender, each of which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

29.4
Process Agent.  The Borrower irrevocably appoints Hill Dickinson Services Limited at its office for the time being, presently at Irongate House, 7 Duke’s Place, London EC3A 7LP, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

29.5
Lender’s rights unaffected.  Nothing in this Clause 29 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

29.6	Meaning of “proceedings”. In this Clause 29, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

EXECUTION PAGE

BORROWER

SIGNED by	)
for and on behalf of	)
SUNRAY NAVIGATION INC.	)
in the presence of:	)

LENDER

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)
in the presence of:	)

SCHEDULE 1

DRAWDOWN NOTICE

To:         National Bank of Greece S.A.
  Administration, Shipping Division
  2 Bouboulinas Street & Akti Miaouli
  GR 185 35 Piraeus
  Greece

Attention: Shipping Department

 2007

DRAWDOWN NOTICE

1
We refer to the loan agreement (the “Loan Agreement”) dated              2007 and made between ourselves, as Borrower, and yourselves, as Lender, in connection with a facility of up to $33,176,250.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow the [●]Advance as follows:

(a)	Amount of Advance: $[●].

(b)	Drawdown Date: [ ] 200[●].

(c)	Duration of the first Interest Period shall be [●] months;

(d)	Payment instructions : account of [●] and numbered [●] with [●] of [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without the prior consent of the Lender.

5	We authorise you to deduct from the amount of the Advance all accrued but unpaid fees payable pursuant to Clause 19.1.

.................................................

For and on behalf of
SUNRAY NAVIGATION INC.

SCHEDULE 2

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 8.1(a).

1	A duly executed original of this Agreement, the Corporate Guarantee and the Predelivery Security Assignment (and of each document required to be delivered pursuant thereto).

2	Copies of the certificate of incorporation and constitutional documents of the Borrower and each Security Party.

3
Copies of resolutions of the shareholders and directors of the Borrower and each Security Party authorising the execution of each of the Finance Documents referred to at paragraph 1 above to which the Borrower and that Security Party is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement and ratifying the execution of the Shipbuilding Contract or the Refund Guarantee.

4	The original of any power of attorney under which any Finance Document referred to at paragraph 1 above is executed on behalf of the Borrower and each Security Party.

5	Copies of all consents which the Borrower or any other Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contract or the Refund Guarantee.

6
Copies of the Shipbuilding Contract and of all documents signed or issued by the Borrower or the Builder (or any of them) under or in connection with the Shipbuilding Contract, each to be in a form acceptable to the Lender.

7	The original Refund Guarantee, to be in a form and on terms acceptable to the Lender and its legal advisers.

8	A duly issued invoice from the Builder showing all sums due and payable to the Builder pursuant to Article X, 2(a) of the Shipbuilding Contract.

9	Documentary evidence that the full amount of the instalment payable pursuant to Article X, 2(a) of the Shipbuilding Contract has been paid to and received by the Builder.

10	A Material Adverse Charge Warranty Letter duly signed by the Borrower and the Corporate Guarantor.

11	Evidence that the Borrower is a wholly owned subsidiary of the Corporate Guarantor.

12	Documentary evidence that the agent for service of process named in Clause 29 has accepted its appointment.

13
Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Republic of the Marshall Islands and the Republic of South Korea and such other relevant jurisdictions as the Lender may require.

14	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

PART B

The following are the documents referred to in Clause 8.1(b)

1
Documentary evidence that the steel of the Ship has been cut (in the case of the Third Advance) the keel of the Ship has been laid (in the case of the Fourth Advance) or that the Ship has been launched (in the case of the Fifth Advance).

2
A duly issued invoice from the Builder showing all sums due and payable to the Builder pursuant to the Shipbuilding Contract in respect of the instalment payable pursuant to Article X, 2(c) of the Shipbuilding Contract, upon the steel-cutting of the Ship (in the case of the the Third Advance), Article X, 2(d) upon the keel-laying of the Ship (in the case of the Fourth Advance) or Article X, 2(e) upon launching of the Ship (in the case of the Fifth Advance) (as the case may be).

3
Stage certificates issued by such classification society as the Lender may approve in a form acceptable to the Lender, confirming that the building works carried out up to and including the steel-cutting of the Ship (in the case of the Third Advance), the keel-laying of the Ship (in the case of the Fourth Advance) or launching of the Ship (in the case of the Fifth Advance) (as the case may be) have been completed to the satisfaction of such classification society;

4
Documentary evidence that the full amount of the relevant instalment due under Article X, 2(b) (in the case of the Second Advance),  Article X, 2(c) (in the case of the Third Advance), Article X 2(d) (in the case of the Fourth Advance) and Article X, 2(e) (in the case of the Fifth Advance) of the Shipbuilding Contract (in addition to the part to be financed by the relevant Advance) has been duly paid.

5	A Material Adverse Change Warranty Letter duly signed by the Borrower.

6
Except in the case of the First Advance and the Second Advance written confirmation from the Borrower and the Approved Manager that they have irrevocably accepted and approved the building works which have been completed on the Ship up to the date of her steel-cutting, keel-laying or launching as the case may be.

PART C

The following are the documents referred to in Clause 8.1(c).

1	A duly executed original of each of the Mortgage, the Retention Account Pledge, the General Assignment and any Charterparty Assignment (and of each document to be delivered pursuant to each of them).

2	Documentary evidence that:

(a)
the Ship has been unconditionally delivered by the Builder to, and accepted by the Borrower under the Shipbuilding Contract, and the full purchase price payable under the Shipbuilding Contract (in addition to the part (if any) to be financed by the Sixth Advance) has been duly paid, together with a copy of each of the documents to be delivered by the Builder to the Borrower under the Shipbuilding Contract (including but not limited to, the Builder’s certificate, the bill of sale, the commercial invoice and the protocol of delivery and acceptance);

(b)	the Ship is definitively and permanently registered in the name of the Borrower under an Approved Flag;

(c)	the Ship is in the absolute and unencumbered ownership of the Borrower save as contemplated by the Finance Documents to which the Borrower is a party;

(d)
the Ship maintains the classification specified in Clause 13.3(b) with American  Bureau of Shipping or any other classification society, approved by the Lender, which is a member of IACS, free of any outstanding or overdue recommendations and conditions of such classification society affecting the Ship’s class;

(e)	the Mortgage has been duly registered against the Ship as a valid first preferred or priority ship mortgage in accordance with the laws of the applicable Approved Flag State; and

(f)	the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

3	A duly issued invoice from the Builder showing all sums due and payable to the Builder pursuant to Article X, 2(f) of the Shipbuilding Contract upon delivery of the Ship.

4
Evidence that the part of the instalment payable pursuant to Article X, 2(f) of the Shipbuilding Contract which is not to be financed by the Sixth Advance has been remitted by the Lender to the Builder.

5	Documents establishing that the Ship will, as from the relevant Delivery Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)	the Approved Manager’s Undertaking in relation to the Ship duly signed by the Approved Manager and the Material Adverse Change Warranty Letter duly signed by the Borrower;

(b)
copies of the Approved Manager’s document of compliance (DOC) and the safety management certificate (SMC) in respect of the Ship referred to in paragraph (a) of the definition of the ISM Code Documentation certified as true and in effect by the Borrower and the Approved Manager; and

(c)	a copy of the International Ship Security Certificate in respect of the Ship certified as true and in effect by the Borrower and the Approved Manager.

6
Two valuations of the Ship (at the cost of the Borrower), each from an independent sale and purchase shipbroker appointed by the Lender dated not earlier than 10 days before the Drawdown Date of the Sixth Advance applicable to the Ship and prepared in accordance with Clause 14.4.

7	Favourable opinions from an independent insurance consultant acceptable to the Lender on such matters relating to the insurances for the Ship as the Lender may require.

8
Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the applicable Approved Flag State and such other relevant jurisdictions as the Lender may require.

9	The originals of any mandates or other documents required in connection with the opening of operation of the Earnings Account and the Retention Account.

Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.

SK 23286 0002 890397